FOR IMMEDIATE RELEASE


                  ADP REPORTS FIRST FISCAL QUARTER RESULTS;
                 REVENUES GROW 8%, EPS INCREASES 9% TO $.35;
             FISCAL 2005 REVENUE GUIDANCE RAISED TO 7-8% GROWTH;
                 DOUBLE-DIGIT EPS GUIDANCE REMAINS UNCHANGED


      ROSELAND, NJ, October 25, 2004 - Automatic Data Processing, Inc. (NYSE:ADP) reported 8% revenue growth and $.35 earnings per share for the first quarter ended September 30, 2004, Arthur F. Weinbach, chairman and chief executive officer, announced today. Revenues approximated $1.9 billion compared with $1.7 billion in fiscal 2004. Pretax and net earnings grew 6% and 7%, respectively. Diluted earnings per share of $.35 increased 9% from $.32 per share last year on fewer shares outstanding.

      Commenting on the results, Mr. Weinbach said, "I am pleased with our progress and improving results. We are ahead of our expectations in each of our businesses with positive key indicators for future growth in Employer and Brokerage Services. Employer Services' revenues grew 6% in the quarter. New business sales grew 14%, continuing the momentum of double-digit sales growth from the second half of fiscal 2004. Sales were particularly strong in our National Accounts segment and in TotalSource, our Professional Employer Organization (PEO). The number of employees on our clients' payrolls, "pays per control," increased 1.8% in the United States. This employment metric represents over 125 thousand payrolls across a broad range of U.S. geographies ranging from small to very large businesses. Client retention was ahead of last year's record level which is a reflection of our continued investment and commitment to client service.

       "Brokerage Services' revenues grew 6% in the quarter. Back-office trades per day increased 10% over last year, while retail trades continued to be weaker than our plan. In September we successfully added a major new client, E*TRADE FINANCIAL, to our back-office transaction processing business. Investor communications mailings increased 22% compared with last year, which was beyond our expectations, and reflects higher stock record growth and interim period mailings. Dealer Services' revenues grew 13% and Claims Services' revenues increased 8% in the quarter. Revenue growth in Dealer Services and Claims Services was favorably impacted by acquisitions made in fiscal 2004.

     "Our key metrics, with the exception of interest rates and brokerage retail trades, were strong compared to expectations in the first quarter and we are optimistic looking forward. With first quarter revenue growth ahead of our plans and the continued strong sales momentum, we are raising our revenue guidance to 7-8% growth from mid-single digit revenue growth. We are also increasingly confident in our earnings per share guidance of double-digit growth based on our better than planned first quarter results. This confidence is despite lower than expected interest income and incremental anticipated dilution from our Brokerage Services' acquisition later in the year. Short-term interest rates are in line with expectations; however, long-term rates have softened compared with our original plans. We expect to complete our previously announced acquisition of the U.S. Clearing and BrokerDealer Services division of Bank of America Corporation by early November, a couple of months ahead of schedule, with about $.02 dilution in fiscal 2005.

       "We have continued to acquire ADP shares for treasury. During the first quarter of fiscal 2005, we acquired nearly 5.5 million shares for approximately $220 million. Our cash and marketable securities balances were strong at $2.0 billion at September 30, 2004," Mr. Weinbach concluded.

      An analyst conference call to review the first quarter results will be held today, Monday, October 25 at 3:30 p.m. EDT. A live audio webcast of the call will be available to the public on a listen-only basis. To listen to the webcast go to www.adp.com and click on the webcast icon. ADP's news releases, current financial information, SEC filings and Investor Relations presentations are accessible at the same website.

      ADP, with $7.8 billion in revenues and approximately 550,000 clients, is one of the largest independent computing services firms in the world.

Automatic Data Processing, Inc. and Subsidiaries
Consolidated Statements of Earnings
(In thousands, except per share amounts)
(Unaudited)
                                   Three Months Ended September 30,
                                          2004       2003
                                   --------------------------------
Revenues, other than interest
  on funds held for clients
  and PEO revenues                   $1,644,533  $1,532,389
Interest on funds held for
  Clients                                84,663      82,934
PEO revenues (A)                        125,486     104,954
                                     ----------  ----------
Total revenues                        1,854,682   1,720,277
                                     ==========  ==========

Operating expenses                      867,020     794,241
Selling, general and
  administrative expenses               446,158     426,878
Systems development and
  programming costs                     148,724     131,754
Depreciation and amortization            74,421      74,726
Other income, net                       (12,581)    (18,592)
                                     ----------   ---------
Total expenses                        1,523,742   1,409,007
                                     ----------   ---------

Earnings before income taxes            330,940     311,270

Provision for income taxes              122,779     116,420
                                     ----------   ---------
Net earnings                          $ 208,161   $ 194,850
                                     ==========   =========

Basic earnings per share              $    0.36   $    0.33
                                     ==========   =========
Diluted earnings per share            $    0.35   $    0.32
                                     ==========   =========
Dividends per common share            $  0.1400   $  0.1200
                                     ==========   =========
(A) Net of pass-through costs of $1,149,487 and $911,569 for the three months ended September 30, 2004 and 2003, respectively.

Automatic Data Processing, Inc. and Subsidiaries
Other Selected Financial Data
(In thousands, except per share amounts)
(Unaudited)

                                                    Three Months Ended September 30,
                                                            2004         2003
                                                    --------------------------------

Revenues for select business units (B)
  Employer Services                                     $1,176,000  $1,111,000
  Brokerage Services                                    $  331,000  $  314,000
  Dealer Services                                       $  238,000  $  211,000

Pre-tax earnings for select business units (B)
  Employer Services                                     $  219,000  $  207,000
  Brokerage Services                                    $   39,000  $   20,000
  Dealer Services                                       $   35,000  $   32,000

(B) Prior year's segment results were restated to reflect fiscal year 2005 budgeted foreign exchange rates.

Components of Other Income, net:
--------------------------------
Interest income on corporate funds                      $  (25,870) $  (22,100)
Interest expense                                             8,108       4,651
Realized (gains) losses on
  available-for-sale securities, net                         5,181      (1,143)
                                                        ----------  -----------
Total other income, net                                 $  (12,581) $  (18,592)
                                                        ==========  ===========

Earnings per share information:
-------------------------------
Net earnings                                            $  208,161  $  194,850
Average shares outstanding                                 583,551     594,843
Basic earnings per share                                $     0.36  $     0.33
Diluted net earnings                                    $  208,426  $  195,177
Diluted shares outstanding                                 589,952     600,849
Diluted earnings per share                              $     0.35  $     0.32


Automatic Data Processing, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands)

                                                 September 30,  June 30,
                                                     2004         2004
                                                 ------------- ----------
                                                 (Unaudited)
Assets
-------
Cash and cash equivalents/Short-term
  marketable securities                           $1,436,860   $1,129,075
Other current assets                               1,591,673    1,632,514
                                                 -----------  -----------
  Total current assets                             3,028,533    2,761,589

Long-term marketable securities                      587,887      963,501
Property, plant and equipment, net                   645,204      642,353
Other non-current assets                           3,873,704    3,849,584
Funds held for clients                            15,652,150   12,903,532
                                                 -----------  -----------
  Total assets                                   $23,787,478  $21,120,559
                                                 ===========  ===========


Liabilities and Stockholders' Equity
------------------------------------

Total current liabilities                         $1,659,933   $1,768,424
Long-term debt                                        76,508       76,200
Other non-current liabilities                      1,103,328    1,018,040
Client funds obligations                          15,534,175   12,840,225
                                                 -----------  -----------
  Total liabilities                               18,373,944   15,702,889

Total stockholders' equity                         5,413,534    5,417,670
                                                 -----------  -----------
  Total liabilities and stockholders' equity     $23,787,478  $21,120,559
                                                 ===========  ===========





Segment Information
-------------------

Employer Services, Brokerage Services and Dealer Services are ADP's largest business units. ADP evaluates performance of its business units based on operating results before interest on corporate funds, foreign currency gains and losses, and income taxes. Certain revenues and expenses are charged to business units at a standard rate for management reasons. Other costs are recorded based on management responsibility. The prior years' business unit revenues and earnings before income taxes have been adjusted to reflect updated fiscal year 2005 budgeted foreign exchange rates. Reconciling items include foreign exchange differences between the actual foreign exchange rates and the fiscal year 2005 budgeted foreign exchange rates and the adjustment for the difference between actual interest income earned on invested funds held for clients and interest credited to Employer Services at a standard rate of 4.5%. The business unit results also include an internal cost of capital charge related to the funding of acquisitions and other investments. This charge is eliminated in consolidation and as such represents a reconciling item to earnings before income taxes.

The tables below show the adjusted quarterly segment revenues and earnings before income taxes and reconciling items for fiscal years 2002, 2003 and 2004, as well as the percentage difference between each period indicated and the same respective prior year period.

Automatic Data Processing, Inc. and Subsidiaries
Revenue by Business Unit
(In millions)

                                                                                     Reconciling Items
                                                                                     ----------------------
Fiscal                                                                               Foreign   Client Fund
Year   Employer Services    Brokerage Services     Dealer Services     Other         Exchange  Interest         Total
------ -----------------    ------------------     ---------------     -----         ----------------------    --------

            $     %              $    %               $     %          $   %            $           $           $      %
            -     -              -    -               -     -          -   -            -           -           -      -

2002
Q1        972    9%             365   0%             181    6%        111   0%         (47)         26         1,608   4%
Q2      1,028    5%             370  (1)%            181    3%        132   6%         (51)         21         1,681   3%
Q3      1,172    4%             466   4%             183    1%        103   6%         (56)          2         1,870   1%
Q4      1,009    5%             580   0%             187    3%        115   3%         (47)          1         1,845   2%
        -----------           -----------            ---------        ---------       ---------------------    ----------
Year    4,181    6%           1,781   1%             732    3%        461   4%        (201)         50         7,004   2%
        ===========           ===========            =========        =========       =====================    ==========

2003
Q1      1,009    4%             359  (2)%            195    8%        116   5%         (34)          2         1,647   2%
Q2      1,065    4%             320 (14)%            201   11%        137   4%         (35)         (5)        1,683   0%
Q3      1,241    6%             401 (14)%            209   14%         97  (6)%        (23)        (19)        1,906   2%
Q4      1,078    7%             533  (8)%            208   11%        113  (2)%         (2)        (19)        1,911   4%
        -----------           -----------            ---------        ---------       ---------------------    ----------
Year    4,393    5%           1,613  (9)%            813   11%        463   0%         (94)        (41)        7,147   2%
        ===========           ===========            =========        =========       =====================    ==========

2004
Q1      1,111   10%             314 (13)%            211    8%        110  (5)%         (5)        (21)        1,720   4%
Q2      1,160    9%             341   7%             218    8%        124  (9)%         10         (26)        1,827   9%
Q3      1,367   10%             452  13%             226    8%         99   2%          28         (51)        2,121  11%
Q4      1,175    9%             560   5%             235   13%        142  26%          17         (42)        2,087   9%
        -----------           ----------             ---------        ---------       ---------------------    -----------
Year    4,813   10%           1,667   3%             890    9%        475   3%          50        (140)        7,755   9%
        ===========           ==========             =========        =========       =====================    ===========

2005
Q1      1,176    6%             331   6%             238   13%        121  10%          19         (30)        1,855   8%


Automatic Data Processing, Inc. and Subsidiaries
Pre-tax Earnings by Business Unit
(In millions)

                                                                            Reconciling Items
                                                                            ---------------------
                                                                                   Client Cost of
Fiscal  Employer           Brokerage        Dealer                          Frgn   Fund   Capital
Year    Services           Services        Services       Other             Exch.  Int.   Charge          Total
------ ----------------  --------------- -------------  ------------------  ---------------------   -------------------
                Pre-tax          Pre-tax       Pre-tax             Pre-tax                                      Pre-tax
        $   %   Margin    $   %  Margin   $  % Margin   $    %     Margin     $      $       $        $     %   Margin
        -   -   ------    -   -  ------   -  - -------  -    -     -------    -      -       -        -     -   -------

2002
Q1     188  26%  19%     68   5%  19%    28 33%  15%   (13)(100)%+  (12)%    (4)    26       27       320  11%    20%
Q2     246  24%  24%     64   2%  17%    31 11%  17%    47  100%+    36%     (7)    21       28       430  25%    26%
Q3     356  16%  30%     88   9%  19%    31 11%  17%    69  100%+    67%    (10)     2       36       572  20%    31%
Q4     204  22%  20%    139   8%  24%    30 11%  16%    66   14%     57%     (6)     1       31       465  11%    25%
       -------------    -------------   ------------   ------------------   --------------------    -----------------
Year   994  21%  24%    359   6%  20%   120 15%  16%   169  100%+    37%    (27)    50      122     1,787  17%    26%
       ============     =============   ============   ==================   ====================    =================

2003
Q1     213  13%  21%     56 (18)% 16%    30  7%  15%    15  100%+    13%     (4)     2       28       340   6%    21%
Q2     268   9%  25%     33 (48)% 10%    35 12%  17%    67   43%     49%     (5)    (5)      30       423  (2)%   25%
Q3     411  15%  33%     45 (49)% 11%    36 16%  17%    39  (43)%    40%     (5)   (19)      26       533  (7)%   28%
Q4     178 (13)% 17%     98 (29)% 18%    36 20%  17%    31  (56)%    25%      -    (19)      25       349 (25)%   18%
     ---------------    -------------   ------------   -------------------  -------------------     -----------------
Year 1,070   8%  24%    232 (35)% 14%   137 14%  17%   152  (11)%    33%    (14)   (41)     109     1,645  (8)%   23%
     ===============    =============   ============   ===================  ===================     =================

2004
Q1     207  (3)% 19%     20 (64)%  6%    32  9%  15%    40  100%+    36%      -    (21)      33       311  (9)%   18%
Q2     263  (2)% 23%     33   0%  10%    37  6%  17%    24  (64)%    19%      2    (26)      32       365 (14)%   20%
Q3     386  (6)% 28%     68  50%  15%    39 10%  17%     - (100)%     0%      4    (51)      34       480 (10)%   23%
Q4     139 (22)% 12%    124  26%  22%    36 (1)% 15%    45   45%     32%      2    (42)      35       339  (3)%   16%
     ---------------    -------------   ------------   ------------------   -------------------     -----------------
Year   995  (7)% 21%    245   5%  15%   144  6%  16%   109  (28)%    23%      8   (140)     134     1,495  (9)%   19%
     ===============    =============   ============   ==================   ====================    =================

2005
Q1     219   6%  19%     39  94 % 12%    35  8%  15%    31  (23)%    26%      3    (30)      34       331   6%    18%


                 ------------------------------------------

This release and other written or oral statements made from time to time by ADP may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature and which may be identified by the use of words like "expects," "assumes," "projects," "anticipates," "estimates," "we believe," "could be" and other words of similar meaning, are forward-looking statements. These statements are based on management's expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include: ADP's success in obtaining, retaining and selling additional services to clients; the pricing of products and services; changes in laws regulating payroll taxes, professional employer organizations and employee benefits; overall market and economic conditions, including interest rate and foreign currency trends; competitive conditions; stock market activity; auto sales and related industry changes; employment and wage levels; changes in technology; availability of skilled technical associates and the impact of new acquisitions and divestitures. ADP disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.


Source:  Automatic Data Processing, Inc.

         ADP Investor Relations
         Elena Charles, 973.974.4077
         Debbie Morris, 973.974.7821


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